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                                                                    EXHIBIT 23.6



                   CONSENT TO BE NAMED AS A DIRECTOR-DESIGNEE

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to being named as the expected designee to the board of directors of ATS Medical, Inc. in its Registration Statement on Form S-4 and any and all amendments and supplements thereto, to be filed with the U.S. Securities and Exchange Commission, and to the filing of this consent as an exhibit to the Registration Statement.



April 13, 2006                           /s/ Theodore C. Skokos
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                                         Theodore C. Skokos